Exhibit 99.1

Global Medical REIT Announces Fourth Quarter and Year-End 2019 Financial Results

Completes $253.5 Million of Acquisitions in 2019

Bethesda, MD – March 4, 2020 -- (BUSINESS WIRE) -- Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical office real estate investment trust (REIT) that owns and acquires purpose-built healthcare facilities and leases those facilities to strong healthcare systems and groups with leading market share, today announced financial results for the three and twelve months ended December 31, 2019 and provided an acquisitions update.

Fourth Quarter 2019 Highlights

•	Net income attributable to common stockholders was $1.2 million, or $0.03 per diluted share, as compared to $7.0 million, or $0.31 per diluted share, in the prior year period.
•	Funds from Operations (“FFO”) of $0.21 per share and unit, as compared to $0.20 per share and unit in the comparable prior year period.
•	Adjusted Funds from Operations (“AFFO”) of $0.21 per share and unit, as compared to $0.20 per share and unit in the comparable prior year period.
•	Increased total revenue 42.3% period-over-period to $20.5 million, primarily driven by the Company’s acquisition activity over the last twelve months.
•	Acquired five properties, encompassing an aggregate 185,220 leasable square feet, for an aggregate purchase price of $72.8 million at a weighted average cap rate of 7.4%.
•	Issued 6.9 million shares of common stock at $13.00 per share in a public offering, which generated $89.7 million of gross proceeds.
•	The Company was added to the MSCI U.S. REIT Index.
•	The Board of Directors formed a special committee of independent and disinterested directors to evaluate a potential management internalization transaction.

Full-Year 2019 Highlights

•	Net income attributable to common stockholders was $3.4 million, or $0.10 per diluted share, as compared to $7.7 million, or $0.35 per diluted share, in the prior year, which included a $7.7 million gain on sale of investment property.
•	FFO of $0.75 per share and unit, as compared to $0.76 per share and unit in the prior year.
•	AFFO of $0.75 per share and unit, as compared to $0.76 per share and unit in the prior year.
•	Rental revenue increased 32.7% year-over-year to $70.5 million, primarily driven by acquisitions completed over the last twelve months.
•	Acquired 18 properties, encompassing an aggregate 701,936 leasable square feet, for a total purchase price of $253.5 million at a weighted average cap rate of 7.5%.
•	Raised approximately $200.1 million in gross proceeds, primarily through a combination of public offerings of common stock and ATM issuances.

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Jeffrey M. Busch, Chairman, Chief Executive Officer and President stated, “2019 was an exceptional year for GMRE as we invested $253.5 million in 18 high-quality, medical facility acquisitions, that position us for long-term growth. We exceeded our acquisition expectations and maintained our discipline in underwriting, achieving a weighted average cap rate of 7.5% for these acquisitions. As we continue to accretively scale our platform, we also grew our enterprise value to $1.1 billion with stockholders’ equity of more than $500 million. This important milestone prompted the Board of Directors to form a special committee of independent and disinterested directors to evaluate a potential internalization transaction.”

Mr. Busch continued, “We are excited about our prospects as we look ahead. Our pipeline remains large and active and despite an increasingly competitive acquisition environment, we are confident in our ability to further grow our platform. We are proud of our accomplishments in 2019 and are enthusiastic for what lies ahead.”

Financial Results

Rental revenue for the fourth quarter of 2019 increased 42.1% period-over-period to $20.4 million, reflecting the growth in the Company’s portfolio over the last twelve months.

Total expenses for the fourth quarter were $17.7 million, compared to $12.5 million for the comparable prior year period, primarily reflecting the growth in the Company’s property portfolio. Interest expense for the fourth quarter of 2019 was $4.8 million, compared to $4.3 million for the comparable prior year period. This increase is primarily due to higher average borrowings during the quarter which helped fund our property acquisitions.

Net income attributable to common stockholders for the fourth quarter totaled $1.2 million, or $0.03 per share, compared to net income of $7.0 million, or $0.31 per share, in the comparable prior year period. The year-over-year change was primarily due to a $7.7 million gain on sale of investment property recorded in the prior year period, partially offset by the benefits of accretive acquisition activity in 2019.

The Company reported FFO of $0.21 per share and unit for the fourth quarter, as compared to $0.20 per share and unit in the comparable prior year period. AFFO was $0.21 per share and unit for the fourth quarter versus $0.20 per share and unit in the comparable prior year period.

Portfolio Update

As of December 31, 2019, the Company’s portfolio was 99.8% occupied and comprised of 2.8 million leasable square feet with an annual base rent of $70.4 million. The Company’s portfolio rent coverage ratio was 4.9 times. The weighted average lease term for the Company’s portfolio is 8.8 years and features a weighted average annual rental escalation of 2.1%.

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Acquisitions Update

During the fourth quarter of 2019, the Company completed five property acquisitions, encompassing an aggregate 185,220 leasable square feet, for $72.8 million. The properties were purchased at a 7.4% average cap rate.

In 2019, the Company completed 18 acquisitions, encompassing an aggregate 701,936 leasable square feet, for an aggregate purchase price of $253.5 million at a weighted average cap rate of 7.5%.

Since January 1, 2020, the Company acquired three additional properties encompassing an aggregate 246,623 leasable square feet for $45.1 million.

Additionally, the Company has an additional four properties under contract for an aggregate purchase price of $67.3 million. The properties are currently in the due diligence period and we can make no assurances that the acquisitions will occur on a timely basis if at all.

Balance Sheet and Liquidity

At December 31, 2019, the Company had total liquidity of approximately $151.4 million, including cash and capacity on its Credit Facility. Total debt outstanding, including outstanding borrowings on the Credit Facility and notes payable (both net of unamortized deferred financing costs), was $386.2 million. As of December 31, 2019, the Company’s debt carried a weighted average interest rate of 3.90% and a weighted average remaining term of 3.76 years.

During December 2019, the Company issued 6.9 million shares of common stock at $13.00 per share in a public offering in which it raised $89.7 million in gross proceeds.

In addition, during the fourth quarter, the Company issued 0.6 million shares of common stock through its “At-The-Market” (ATM) offering program at an average per share price of $13.04, generating gross proceeds of $7.6 million.

Dividends

On December 13, 2019, the Board of Directors declared a $0.20 per share cash dividend to common stockholders of record as of December 26, 2019, which was paid on January 9, 2020 representing the Company’s fourth quarter 2019 dividend payment to its common stockholders. The Board also declared a $0.46875 per share cash dividend to holders of record as of January 15, 2020 of its Series A Preferred Stock, which was paid on January 31, 2020. This dividend represented the Company’s quarterly dividend on its Series A Preferred Stock for the period from October 31, 2019 through January 30, 2020.

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On March 3, 2020, the Board of Directors declared a $0.20 per share cash dividend to common stockholders of record as of March 25, 2020, which is payable on April 9, 2020 representing the Company’s first quarter 2020 dividend payment to its common stockholders. The Board also declared a $0.46875 per share cash dividend to holders of record as of April 15, 2020 of its Series A Preferred Stock, which is payable on April 30, 2020. This dividend represented the Company’s quarterly dividend on its Series A Preferred Stock for the period from January 31, 2020 through April 29, 2020.

2020 Annual Meeting

On March 3, 2020, the Board of Directors approved the meeting and record dates for the Company’s 2020 Annual Stockholders’ meeting. The meeting will be held on Wednesday, May 27, 2020. Shareholders of record as of April 2, 2020 will be eligible to vote at the meeting.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Thursday, March 5, 2020 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-705-6003

International: 1-201-493-6725

Replay:

An audio replay of the conference call will be posted on the Company’s website.

ABOUT GLOBAL MEDICAL REIT

Global Medical REIT Inc. is net-lease medical office REIT that acquires purpose-built specialized healthcare facilities and leases those facilities to strong healthcare systems and physician groups with leading market share.

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NON-GAAP FINANCIAL MEASURES

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before non-controlling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and above-market lease amortization expense), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of deferred financing costs and above market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above market leases, (f) recurring amortization of deferred financing costs, (g) recurring lease commissions, and (h) other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company’s FFO and AFFO computations may not be comparable to FFO and AFFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does, or that compute FFO and AFFO in a different manner.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 3% of our portfolio) are excluded from the calculation due to lack of available financial information. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes that all adjustments are reasonable and necessary.

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FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, expected financial performance (including future cash flows associated with new tenants), future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations, including the potential management internalization, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Evelyn Infurna

Evelyn.Infurna@icrinc.com

203.682.8265

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Global Medical REIT Inc.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of December 31,
	2019	2018
Assets
Investment in real estate:
Land	$95,381	$63,710
Building	693,533	518,451
Site improvements	9,912	6,880
Tenant improvements	33,909	15,357
Acquired lease intangible assets	72,794	43,152
	905,529	647,550
Less: accumulated depreciation and amortization	(56,503)	(30,625)
Investment in real estate, net	849,026	616,925
Cash and cash equivalents	2,765	3,631
Restricted cash	4,420	1,212
Tenant receivables	4,957	2,905
Due from related parties	50	-
Escrow deposits	3,417	1,752
Deferred assets	14,512	9,352
Derivative asset	2,194	-
Other assets	3,593	322
Total assets	$884,934	$636,099
Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $3,832 and $3,922 at December 31, 2019 and 2018, respectively	$347,518	$276,353
Notes payable, net of unamortized debt issuance costs of $667 and $799 at and December 31, 2019 and 2018, respectively	38,650	38,654
Accounts payable and accrued expenses	5,069	3,664
Dividends payable	11,091	6,981
Security deposits and other	6,351	4,152
Due to related party	1,648	1,030
Derivative liability	8,685	3,487
Other liability	2,405	-
Acquired lease intangible liability, net	3,164	2,028
Total liabilities	424,581	336,349
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at December 31, 2019 and 2018, respectively (liquidation preference of $77,625 at December 31, 2019 and 2018, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 43,806 shares and 25,944 shares issued and outstanding at December 31, 2019 and 2018, respectively	44	26
Additional paid-in capital	433,330	243,038
Accumulated deficit	(71,389)	(45,007)
Accumulated other comprehensive loss	(6,674)	(3,721)
Total Global Medical REIT Inc. stockholders' equity	430,270	269,295
Noncontrolling interest	30,083	30,455
Total equity	460,353	299,750
Total liabilities and equity	$884,934	$636,099

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Global Medical REIT Inc.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Month Ended December 31,
	2019	2018	2019	2018

Revenue
Rental revenue(1)	$20,385	$14,348	$70,515	$53,138
Other income	67	28	211	54
Total revenue	20,452	14,376	70,726	53,192

Expenses
General and administrative	1,608	1,368	6,536	5,537
Operating expenses	2,132	992	5,958	3,720
Management fees – related party	1,727	1,142	6,266	4,422
Depreciation expense	5,585	3,680	19,066	13,644
Amortization expense	1,812	981	5,569	3,625
Interest expense	4,765	4,294	17,472	14,975
Preacquisition fees	48	90	271	383
Total expenses	17,677	12,547	61,138	46,306

Income before gain on sale of investment property	2,775	1,829	9,588	6,886
Gain on sale of investment property	-	7,675	-	7,675

Net income	$2,775	$9,504	$9,588	$14,561
Less: Preferred stock dividends	(1,455)	(1,455)	(5,822)	(5,822)
Less: Net income attributable to noncontrolling interest	(108)	(1,013)	(354)	(1,071)
Net income attributable to common stockholders	$1,212	$7,036	$3,412	$7,668

Net income attributable to common stockholders per share – basic and diluted	$0.03	$0.31	$0.10	$0.35

Weighted average shares outstanding – basic and diluted	37,876	22,815	33,865	21,971

(1)Rental revenue includes expense recoveries related to tenant reimbursement of real estate taxes, insurance, and certain other operating expenses of $1.6 million and $1.0 million for the three months ended December 31, 2019 and 2018, respectively, and $5.2 million and $3.6 million for the twelve months ended December 31, 2019 and 2018, respectively.

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Global Medical REIT Inc.

Reconciliation of Net Income to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Net income	$2,775	$9,504	$9,588	$14,561
Less: Preferred stock dividends	(1,455)	(1,455)	(5,822)	(5,822)
Depreciation and amortization expense	7,397	4,661	24,635	17,269
Gain on sale of investment property	-	(7,675)	-	(7,675)
FFO	$8,717	$5,035	$28,401	$18,333
Amortization of above market leases, net(1)	247	204	881	688
Straight line deferred rental revenue	(1,492)	(1,345)	(5,806)	(5,316)
Stock-based compensation expense	843	693	3,336	2,671
Amortization of deferred financing costs and other	312	311	1,312	1,640
Preacquisition fees	48	90	271	383
AFFO	$8,675	$4,988	$28,395	$18,399

Net income attributable to common stockholders per share – basic and diluted	$0.03	$0.31	$0.10	$0.35
FFO per share and unit	$0.21	$0.20	$0.75	$0.76
AFFO per share and unit	$0.21	$0.20	$0.75	$0.76

Weighted Average Shares and Units Outstanding – basic and diluted	41,794	25,371	37,789	24,261

Reconciliation of Weighted Average Shares and Units Outstanding:
Weighted Average Shares of Common Stock	37,876	22,815	33,865	21,971
Weighted Average OP Units	3,143	1,968	3,144	1,704
Weighted Average LTIP Units	775	588	780	586
Weighted Average Shares and Units Outstanding – basic and diluted	41,794	25,371	37,789	24,261

(1) The Company adopted the 2018 NAREIT FFO White Paper Restatement during the first quarter of 2019. Accordingly, amortization of above and below market leases is no longer included as a reconciling item in determining FFO.

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